Exhibit (c)(7)

 Confidential – Preliminary and Subject to Change  Discussion Materials Regarding Project Houston October 24, 2022

 Confidential – Preliminary and Subject to Change  These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC, the general partner of Sisecam Resources LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public or other third party sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee.  These materials were compiled on a confidential basis for use exclusively by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore or as provided in the engagement letter between Evercore and the Conflicts Committee.  These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.  Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

 Confidential – Preliminary and Subject to Change  Table of Contents  Section  Executive Summary  SIRE Situation Analysis  Preliminary Valuation of SIRE Common Units  Appendix  Weighted Average Cost of Capital Analysis  Preliminary Valuation Detail – SIRE Financial Projections  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Supplemental Soda Ash Pricing Data  I  II  III

 Confidential – Preliminary and Subject to Change  I. Executive Summary

 Confidential – Preliminary and Subject to Change  Executive Summary  1  Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC (the “General Partner” or “SIRE GP”), the general partner of Sisecam Resources LP (“SIRE” or the “Partnership”), regarding Sisecam Chemicals Resources LLC’s (“Sisecam Chemicals” or “SCR”) proposal to acquire all common units representing limited partner interests in the Partnership (each, a “Common Unit”) from the holders of such units other than Common Units held by Sisecam Chemicals, the General Partner or their respective affiliates (the “Unaffiliated Unitholders”) (the “Proposed Transaction”)  Sisecam Chemicals Wyoming LLC (“SCW LLC”) is a wholly-owned subsidiary of Sisecam Chemicals that currently owns:   14,551,000 Common Units (72% limited partner interest in the Partnership)   SIRE GP, which owns a 2.0% general partner interest in the Partnership  On July 5, 2022, Sisecam Chemicals proposed to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $17.90 in cash (the “Initial Proposal”)   On September 20, 2022, the Conflicts Committee countered at $29.50 (the “First Conflicts Committee Counterproposal”)   On September 27, 2022, Sisecam Chemicals proposed to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $19.00 in cash (the “Second Proposal”)   On October 11, 2022, the Conflicts Committee countered at $28.50 (the “Second Conflicts Committee Counterproposal”)   On October 20, 2022, Sisecam Chemicals proposed to acquire each outstanding Common Unit owned by the Unaffiliated Unitholders for $22.00 price in cash (the “Third Proposal”) as its “best and final” offer   The Third Proposal represents a 22.6% premium to SIRE’s closing Common Unit price of $17.95 as of July 5, 2022, the last unaffected trading date before the Initial Proposal   The Third Proposal represents a 23.1% premium to SIRE’s 30-day volume weighted average price (“VWAP”) as of July 5, 2022

 Confidential – Preliminary and Subject to Change  Executive Summary  2  Changes Since Conflicts Committee Meeting on October 11, 2022  Evercore made the following updates and adjustments from the draft presentation dated October 11, 2022, as requested by the Conflicts Committee:   Updated market prices to October 20, 2022   Adjusted the weighted average cost of capital (“WACC”) utilized for discounted cash flow (“DCF”) analyses from a range of 8.25% to 9.25% to a range of 8.50% to 9.50% based on market changes   Adjusted the equity cost of capital utilized for discounted distributions analyses from a range of 9.0% to 11.0% to a range of 10.0% to 12.0% based on market changes   Added an analysis of SIRE’s historical enterprise value to run-rate EBITDA (latest quarter annualized) trading multiple over the past five years compared to its peer group

 Confidential – Preliminary and Subject to Change  Executive Summary  3  Transaction Economics at Various Values  ($ in millions, except per unit amounts)  As of July 26, 2022; reflects the sum of: (i) 19,799,791 Common Units outstanding and (ii) 399,000 general partner units representing an approximate 2.0% limited partner interest in SIRE and assumes pro rata allocation of equity value to Common Units and SIRE GP, with no incremental allocation to SIRE GP attributable to IDRs  SIRE’s total equity value represents a 51% interest in Sisecam Wyoming with the resulting 49% non-controlling interest stated at implied market value based on the SIRE Common Unit price  Based on a Common Unit price of $17.95 as of July 5, 2022, the last unaffected trading date before the Initial Proposal  Based on a 10-day, 20-day and 30-day VWAP prices of $17.29, $17.48 and $17.87, respectively, from July 5, 2022, the last unaffected trading date before the Initial Proposal  Per SIRE Financial Projections; reflects 100% of Sisecam Wyoming EBITDA less SIRE G&A  As of July 26, 2022, Unaffiliated Unitholders owned 5,248,791 Common Units  SIRE Management Proposals  Conflicts Committee Counterproposals  Initial  Second  Third  Proposal  Proposal  Proposal  $23.00  $24.00  $25.00  $26.00  $27.00  Second  First  (7/5/22)  (9/27/22)  (10/20/22)  Unit Price  Unit Price  Unit Price  Unit Price  Unit Price  (10/11/22)  (9/20/22)  SIRE Common Unit Price  $17.90  $19.00  $22.00  $23.00  $24.00  $25.00  $26.00  $27.00  $28.50  $29.50  SIRE Units Outstanding1  20.2  20.2  20.2  20.2  20.2  20.2  20.2  20.2  20.2  20.2  Total Equity Value – SIRE2  $361.6  $383.8  $444.4  $464.6  $484.8  $505.0  $525.2  $545.4  $575.7  $595.9  Noncontrolling Interest2  347.4  368.7  426.9  446.4  465.8  485.2  504.6  524.0  553.1  572.5  Total Equity Value – Sisecam Wyoming  $708.9  $752.5  $871.3  $910.9  $950.5  $990.1  $1,029.7  $1,069.3  $1,128.8  $1,168.4  Plus: Net Debt as of December 31, 2022  143.6  143.6  143.6  143.6  143.6  143.6  143.6  143.6  143.6  143.6  Consolidated Enterprise Value  $852.6  $896.1  $1,014.9  $1,054.5  $1,094.2  $1,133.8  $1,173.4  $1,213.0  $1,272.4  $1,312.0  Premium to Unaffected Price3  (0.3%)  5.8%  22.6%  28.1%  33.7%  39.3%  44.8%  50.4%  58.8%  64.3%  10-Day VWAP from Unaffected Date4  3.5%  9.9%  27.2%  33.0%  38.8%  44.6%  50.4%  56.1%  64.8%  70.6%  20-Day VWAP from Unaffected Date4  2.4%  8.7%  25.9%  31.6%  37.3%  43.0%  48.8%  54.5%  63.1%  68.8%  30-Day VWAP from Unaffected Date4  0.2%  6.3%  23.1%  28.7%  34.3%  39.9%  45.5%  51.1%  59.5%  65.1%  SIRE Consolidated EBITDA 5  2022E  $152.0  $152.0  $152.0  $152.0  $152.0  $152.0  $152.0  $152.0  $152.0  $152.0  2023E  154.0  154.0  154.0  154.0  154.0  154.0  154.0  154.0  154.0  154.0  2024E  143.5  143.5  143.5  143.5  143.5  143.5  143.5  143.5  143.5  143.5  Enterprise Value / SIRE Consolidated EBITDA  2022E  5.6x  5.9x  6.7x  6.9x  7.2x  7.5x  7.7x  8.0x  8.4x  8.6x  2023E  5.5  5.8  6.6  6.8  7.1  7.4  7.6  7.9  8.3  8.5  2024E  5.9  6.2  7.1  7.4  7.6  7.9  8.2  8.5  8.9  9.1  Value of Common Units Owned by Unaffiliated Unitholders6  $94.0  $99.7  $115.5  $120.7  $126.0  $131.2  $136.5  $141.7  $149.6  $154.8  Source: Partnership filings, FactSet, SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  $19.16  $18.80  $17.87  $17.45  $22.10  $22.00  $20.23  $15.00  $17.00  $16.00  $18.00  $19.00  $20.00  $21.00  $22.00  $23.00  $24.00  $25.00  $26.00  10/20/21  1/20/22  10/20/22  8/20/22 9/20/22  Last 6 Months VWAP  11/20/21 12/20/21  Historical Price (SIRE) Last 12 Months VWAP  2/20/22 3/20/22 4/20/22  Last 30 Trading Days VWAP Third Proposal  5/20/22 6/20/22 7/20/22  Last 60 Trading Days VWAP Go-Forward VWAP  Executive Summary  SIRE Unit Trading  SIRE Price  Third Proposal Premium Relative to Historical  Third Proposal $22.00  Unaffected Closing Price Last 30 Trading Days VWAP Last 60 Trading Days VWAP Last 6 Months VWAP  Last 12 Months VWAP Go-Forward VWAP  $17.95 17.87  18.80  19.16  17.45  20.23  22.6%  23.1%  17.0%  14.8%  26.1%  8.7%  7/5/22: SCR delivered non-binding proposal to acquire all Common Units held by Unaffiliated Unitholders for $17.90 per Common Unit  11/19/21: Ciner Enterprises agreed to sell 60% of SCR, inclusive of control, to Sisecam USA for $300 million  1/27/22: CINR / SIRE  announced a quarterly cash distribution increase from $0.34 to $0.65 per unit  Source: FactSet, Bloomberg  4

 Confidential – Preliminary and Subject to Change  Executive Summary  Historical SIRE and Peer Group Valuation  Source: FactSet  --x  5x  10x  15x  20x  25x  10/20/17  10/20/18  10/20/19 10/20/20  10/20/21  10/20/22  Historical Enterprise Value-to-Adjusted EBITDA (Latest Quarter Annualized)  SIRE reported annualized Adj. EBITDA of $2.8 million for 2Q20, its COVID-19 Pandemic trough, resulting in a multiple that is not meaningful  SIRE Peer Group Range1  1.  Includes: Ciech SA; Genesis Energy, L.P.; Türkiye Sise ve Cam Fabrikalari A.S.; Solvay SA; Tata Chemicals Limited  5  Over the past five years, SIRE has generally traded between 5.0x and 8.0x run-rate EBITDA, near the bottom of the range of its peers

 Confidential – Preliminary and Subject to Change  II. SIRE Situation Analysis

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Public Trading Statistics  ($ in millions, except per unit amounts)  Balance Sheet and Credit Data  General Partner Incentive Distribution Rights   As of June 30, 2022   Cash and Marketable Securities Short-Term Debt  Long-Term Debt  $3.4 8.7  145.6  Plus: Noncontrolling Interest (Book Value) Plus: Partners' Capital  156.4  201.2  Net Book Capitalization  $508.5  Revolver Availability / Total Revolver Capacity  $120 / $225  Plus: Net Debt2  150.9  Total Debt  $154.3  Plus: Noncontrolling Interest (Market Value)3  428.9  Net Debt  $150.9  Common Unit Price and Distribution Information  $25.00 $3.00  $--  $0.50  $1.00  $1.50  $2.00  $2.50  $--  $5.00  $10.00  $15.00  $20.00  10/20/20  6/20/21  Distribution per Unit  10/20/22  Distribution per Unit  Unit Price  2/18/22  Unit Price  Quarterly Distribution per LP Unit $0.5000  Total Total Total Quarterly Quarterly  Total Annual  Total Annual  Quarterly Quarterly Distribution Distribution to GP  LP Units Distribution Distribution Distribution Distribution  % to LP % to GP  LP Quarterly Distribution Range  Within Range per LP Unit Outstanding to LPs to GP to LPs to GP  98.0%  98.0%  85.0%  75.0%  50.0%  2.0%  2.0%  15.0%  25.0%  50.0%  $-- 0.5000  0.5750  0.6250  0.7500  $0.5000 0.5750  0.6250  0.7500  $0.5000  --  --  --  --  $0.0102  --  --  --  --  19.8  19.8  19.8  19.8  $9.9  --  --  --  $0.2  --  --  --  $39.6  --  --  --  $0.8  --  --  --  19.8 -- -- -- --    $9.9 $0.2 $39.6 $0.8   % of Total Distributions to the GP  % of Total Distributions to the IDRs  2.0%  --%  Source: Public filings, FactSet, SIRE Financial Projections  As of July 26, 2022; Includes General Partner 2.0% interest  As of June 30, 2022  Implied market value of the 49% interest in Sisecam Wyoming owned by NRP LLC, calculated as the Partnership’s Total Equity Value divided by 51% multiplied by 49%   As of October 20, 2022   Total Units Outstanding1 Common Unit Price  20.2  $22.10  Total Equity Value  $446.4  Enterprise Value  Distribution Yield Current  $1,026.2   SIRE Financial Projections    Metric Yield/Multiple   $2.00 9.0%  2023E  2024E  EV / EBITDA4  2.40  2.21  10.9%  10.0%  Net Debt / Net Book Cap  Net Debt / 2022E EBITDA  29.7%  1.0x  2022E  $152  6.8x  2023E  154  6.7  2024E  143  7.2  4.  SIRE Consolidated EBITDA equal to 100% of Sisecam Wyoming EBITDA less SIRE G&A  6

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  7  SIRE Financial Projections – Assumptions  Revenue  Long-term domestic / export revenue breakout of 50% / 50%   Domestic and export pricing based on SIRE management’s forecast  Export revenue is broken out into ANSAC and direct export projects with no sales attributable to ANSAC in 2023E+  Expenses  Expenses based on historical costs per unit, the majority of which are projected to increase 5.8% in 2023E and 2.2% in 2024E and each year thereafter   Costs per unit for domestic freight and personnel are projected to increase 5.8% in 2023E and 3.0% in 2024E and each year thereafter   Energy costs per unit are expected to increase 5.8% in 2023E, then decline in 2024E to a level which is 2.2% greater than 2022E and increase at a 2.2% annual rate thereafter  SIRE-Level G&A  Annual cash G&A incurred at the Partnership level after distributions received from Sisecam Wyoming equal to $2.9 million in 2022E and $4.0 million each year thereafter   Deducted from Sisecam Wyoming EBITDA to arrive at SIRE Consolidated EBITDA   Deducted from SIRE's 51% share of Sisecam Wyoming EBITDA to arrive at EBITDA Attributable to SIRE  Capital Expenditures  Maintenance capital expenditures of $25.0 million in 2022E are projected to increase 2.2% annually thereafter  No growth capital expenditures contemplated in the forecast   Detailed engineering work on Unit 8 Expansion completed, but SIRE management has stated that the project was postponed due to COVID-19 market conditions and is not currently contemplated given SIRE management’s view of global demand as well as increased projected capital costs for the project  Credit Facility Assumptions  Sisecam Wyoming’s existing $225 million revolving credit facility includes an accordion provision to increase the commitment to $475 million subject to certain lender approvals  $105 million drawn as of June 30, 2022  2.05% interest rate  Distribution Coverage / Total Leverage  Sisecam Wyoming to maintain a distribution coverage ratio of 1.50x in 2022E, 1.25x in 2023E and 2024E, and 1.10x thereafter   SIRE to distribute 100% of distributions received from Sisecam Wyoming less G&A incurred at the Partnership  Sisecam Wyoming to use all remaining cash flow to pay down debt

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  8  SIRE Financial Projections – Sisecam Wyoming EBITDA  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.35  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (1.3%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $289.1  $344.1  $330.4  $310.7  $314.5  $339.9  $344.2  Export Gross Revenue  435.1  440.9  407.7  374.4  369.5  398.9  396.2  Gross Revenue  $724.2  $784.9  $738.0  $685.2  $683.9  $738.8  $740.3  Domestic Freight  ($117.0)  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (171.8)  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($288.7)  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $172.1  $211.4  $201.6  $186.5  $186.5  $199.2  $199.2  Export Net Revenue  263.3  251.6  225.3  199.8  191.0  203.9  196.8  Net Revenue  $435.4  $463.0  $426.9  $386.4  $377.5  $403.1  $396.0  Average Net Realized Price  $172.87  $184.00  $180.00  $174.00  $170.00  $170.00  $167.00  Energy Costs  (66.1)  (76.0)  (63.7)  (60.9)  (62.3)  (68.1)  (69.6)  Personnel Costs  (82.0)  (88.7)  (89.3)  (91.2)  (93.9)  (97.6)  (100.6)  Royalties  (20.1)  (21.5)  (18.8)  (17.0)  (16.6)  (17.7)  (17.4)  Severance & Ad Valorem Taxes  (17.6)  (12.0)  (11.5)  (11.0)  (11.3)  (12.3)  (12.6)  Other  (71.4)  (83.0)  (75.6)  (67.9)  (62.6)  (72.2)  (73.8)  Cost of Goods Sold  ($257.3)  ($281.2)  ($259.0)  ($248.0)  ($246.7)  ($267.9)  ($274.0)  Gross Profit  $178.2  $181.8  $167.9  $138.3  $130.8  $135.2  $122.1  Gross Margin (% of Net Revenue)  40.9%  39.3%  39.3%  35.8%  34.6%  33.5%  30.8%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  EBITDA Margin (% of Net Revenue)  35.6%  34.1%  34.5%  30.4%  29.0%  28.1%  25.2%  For the Years Ending December 31,  ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  ($ in millions)  Sisecam Wyoming EBITDA $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  Less: Cash Interest Expense (4.1)  (2.9)  (2.2)  (1.6)  (1.3)  (1.2)  (1.1)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $125.8  $129.6  $119.1  $89.1  $80.8  $84.3  $70.1  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $52.9  $48.6  $41.3  $37.5  $39.1  $32.5  Distributions to NRP (49.0%)  41.6  50.8  46.7  39.7  36.0  37.5  31.2  Distributed Cash Flow  $85.0  $103.7  $95.3  $81.0  $73.5  $76.6  $63.7  Distributable Cash Flow Surplus / (Shortfall)  $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Sisecam Wyoming Coverage Ratio  1.48x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  SIRE Financial Projections – Sisecam Wyoming Cash Flow Summary  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  Source: SIRE Financial Projections  9

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  ($ in millions)  Distributable Cash Flow Surplus / (Shortfall) $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Increase / (Decrease) in Net Working Capital (27.5)  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver) --  --  --  --  1.4  5.7  --  Total Sources $13.3  $26.3  $39.5  $16.3  $9.5  $3.5  $5.4  Uses  Growth Capital Expenditures  $0.1  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.6  8.8  9.1  9.3  9.5  3.5  4.9  Discretionary Debt Paydown  1.3  17.4  30.5  7.0  --  --  0.5  Cash to (from) Balance Sheet  (5.2)  --  --  --  --  --  --  Other  8.4  --  --  --  --  --  --  Total Uses  $13.3  $26.3  $39.5  $16.3  $9.5  $3.5  $5.4  Capital Structure  Total Debt  $148.6  $122.4  $82.8  $66.5  $58.4  $60.6  $55.2  Less: Cash  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $143.6  $117.4  $77.8  $61.5  $53.4  $55.6  $50.2  Net Debt / Adjusted EBITDA  0.9x  0.7x  0.5x  0.5x  0.5x  0.5x  0.5x  SIRE Financial Projections – Sisecam Wyoming Sources and Uses  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sources  Source: SIRE Financial Projections  10

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

SIRE Financial Projections – SIRE Cash Flow Summary

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$154.9	$158.0	$147.5	$117.4	$109.4	$113.4	$99.7
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$152.0**	**$154.0**	**$143.5**	**$113.4**	**$105.4**	**$109.4**	**$95.7**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$79.0	$80.6	$75.2	$59.9	$55.8	$57.8	$50.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$76.1**	**$76.6**	**$71.2**	**$55.9**	**$51.8**	**$53.8**	**$46.9**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$52.9	$48.6	$41.3	$37.5	$39.1	$32.5
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$35.0	$32.1	$26.9	$24.1	$25.3	$20.5
Public	10.5	12.6	11.6	9.7	8.7	9.1	7.4
General Partner	0.8	1.3	0.9	0.7	0.7	0.7	0.6
Distributed Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.40**	**$2.21**	**$1.85**	**$1.66**	**$1.74**	**$1.41**
Distribution per LP Unit	**2.00**	**2.40**	**2.21**	**1.85**	**1.66**	**1.74**	**1.41**
Distributable Cash Flow Surplus / (Shortfall)	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

Source: SIRE Financial Projections

EVERCORE 11 ŞIŞECAM

 Confidential – Preliminary and Subject to Change  III.  Preliminary Valuation of SIRE Common Units

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Source: SIRE Financial Projections, SIRE management  12  Sensitivity Case – Assumptions  Net Realized Pricing  Domestic and export net pricing reflects IHS netback forecasts less $26.00 and $39.00 per metric ton,  respectively, from 2022E to 2028E   Discounts informed by the 2018A−2020A average difference between IHS pricing and SIRE realized pricing  Soda Ash Volumes  Same as SIRE Financial Projections  Operating Costs  Non-freight operating costs as a percentage of net revenue are assumed to be:   Consistent with SIRE Financial Projections as a percentage of net revenue for 2022E, 2023E and 2024E; resulting in gross margins of 40.9%, 39.3% and 39.3%, respectively   Adjusted to 37.1% in 2025E and thereafter, in line with the five-year trailing average gross margin through 2022E  Capital Expenditures  Same as SIRE Financial Projections  Debt  Same as SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  $50  $75  $100  $125  $175  $150  $200  $225  2012A 2013A 2014A 2015A 2016A 2017A 2018A  2019A  2020A  2021A  COVID-19 Impacted  $50  $75  $100  $125  $150  $200  $175  $225  2012A  2013A  2014A  2019A  2020A 2021A  COVID-19 Impacted  Exports  SIRE Net Realized Price Differential to IHS  Preliminary Valuation of SIRE Common Units  Historical Net Realized Pricing Trends – SIRE vs. IHS  Historical and Projected Soda Ash Pricing Trends – Domestic Sales vs. Exports  ($ per metric ton)  Source: SIRE management, IHS  Note: SIRE netback pricing for domestic sales and exports is expressed as the gross realized price less the freight cost per metric ton sold, respectively, by sales channel  SIRE Export, Net pricing based on the weighted average of ANSAC and Direct Export net realized pricing. ANSAC and direct export accounted for 97.6% and 2.4% of export volumes in 2020A and 52.1% and 47.9% of export volumes in 2021A, respectively  Calculated as $115.94 ANSAC Export price less $158.72 IHS Export price  Calculated as $107.49 Direct Export price less $158.72 IHS Export price  Domestic Sales  $20.27  $11.17  $4.80  SIRE Net Realized Price Differential to IHS  ($3.09) ($11.74) ($17.91) ($22.62)  2015A 2016A 2017A 2018A  ($19.01)  ($35.99)  ($42.58)  ($29.65)  ($31.16)  ($35.00)  ($42.78)  ($37.70)  Per SIRE management guidance, the appropriate differential vs. IHS is the 3-year average from 2018A to 2020A, which is ($26) for domestic sales and, assuming a 2020A export differential based only on realized direct export pricing, ($39) for exports  Legend  SIRE Domestic, Net IHS Domestic, Net Domestic Net Price  Legend  SIRE Export, Net1 IHS Export, Net Based on ANSAC  Based on Direct Export  ($51.23)  ($26.41)  ($32.88)  ($29.02)  ($32.00)  ($25.26)  2  13  3

 Confidential – Preliminary and Subject to Change  $76.6  $71.2  $55.9  $51  $76.1 $71.7  $86.7  $88.8  $73.3  $70.8  20  $2.40  $2.21  $1.85  $1.66  $2.00 $2.00  $2.72  $2.79  $2.58  $2.49  $2.54  20  35.8%  34.6%  33.5%  30.8%  40.9%40.9%  39.3%39.3%  39.3%39.3%  37.1%  37.1%  37.1%  37.1%  2024E 2025E 2026E  2027E  2028E  Preliminary Valuation of SIRE Common Units  SIRE Financial Projections vs. Sensitivity Case  SIRE Financial Projections Sensitivity Case  EBITDA  Attributable to SIRE  DCF / LP Unit  % Gross Margin  2022E 2023E  Source: SIRE Financial Projections, SIRE management  14  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Methodology  Description  Metrics / Assumptions  Discounted Cash Flow Analysis  Values SIRE Common Units based on the concepts of the time value of money  Using management’s projections, Evercore:   Utilized varying WACC discount rates and terminal values to derive valuation ranges for the SIRE Common Units   Cash flows were discounted using WACC given allocated EBITDA-based cash flows   Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates  Discounted the projected cash flows to assumed effective date of December 31, 2022  WACC based on the Capital Asset Pricing Model (“CAPM”)  Unitholder effective tax rate of 29.6% (80.0% of 37.0% top bracket) from 2023E to 2025E and 37.0% thereafter  For the terminal value, tax depreciation assumed to equal maintenance capital expenditures  EBITDA exit multiple of 5.5x to 8.0x and a perpetuity growth rate of 0.5% to 1.5%  Peer Group Trading Analysis  Values SIRE Common Units based on peer group’s current market enterprise value multiples of relevant EBITDA  Peer group selected based on assets similar to those owned by SIRE  Enterprise value / EBITDA multiples applied to 2022E, 2023E and 2024E Adjusted EBITDA  Precedent M&A Transaction Analysis  Values SIRE Common Units based on transactions involving assets and businesses similar to those owned by SIRE  Transaction value / EBITDA multiples applied to 2023E EBITDA  Discounted Distributions Analysis  Values SIRE Common Units based on the present value of the future cash distributions to SIRE Common Unitholders  Discounted projected distributions to assumed effective date of December 31, 2022  Terminal yield range of 8.0% to 12.0%   Cost of equity of 10.0% to 12.0% based on CAPM  Premiums Paid Analysis  Implied value of SIRE Common Units based on historical premiums paid in selected relevant cash midstream mergers  Median 1-Day and 30-Day premiums paid applied to relevant  equity prices  15  Preliminary Valuation of SIRE Common Units  Valuation Methodologies  Evercore utilized the following methodologies to analyze the value of SIRE’s Common Units:  For Reference Only

 Confidential – Preliminary and Subject to Change  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple:  5.5x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple: 2023E EBITDA Multiple: 2024E EBITDA Multiple: 2023E EBITDA Multiple:  5.5x - 8.0x 5.0x - 7.5x 4.5x - 7.0x 6.0x - 8.5x  Range of 24.4% - 29.6%  Discount Rate: WACC of 8.5% - 9.5%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 10.0% - 12.0%  Premiums Paid Analysis  Discounted Distributions  Analysis  $14.18  $21.54  $12.92  $21.35  $17.09  $15.84  $15.34  $17.76  $12.24  $16.09  $19.13  $22.05  $14.39  $21.79  $18.71  $28.21  $15.61  $25.96  $26.51  $24.72  $24.82  $28.49  $21.05  $27.08  $28.61  $32.78  $18.76  $29.33  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $50.00  $45.00  $40.00  $22.23  $23.27  Preliminary Valuation of SIRE Common Units  Third Proposal:  $22.00  SIRE Financial Projections vs. Sensitivity Case  SIRE Financial Projections Sensitivity Case  FOR REFERENCE ONLY  16

 Confidential – Preliminary and Subject to Change  Appendix

 Confidential – Preliminary and Subject to Change  A. Weighted Average Cost of Capital Analysis

 Confidential – Preliminary and Subject to Change   Debt / Total Cap    0.40 0.45 0.50 0.55   25.0%  8.7%  9.0%  9.3%  9.6%  30.0%  8.6%  8.9%  9.2%  9.5%  35.0%  8.5%  8.8%  9.1%  9.4%  40.0%  8.4%  8.7%  9.0%  9.3%  45.0%  8.3%  8.6%  8.9%  9.1%   Debt / Total Cap    0.40 0.45 0.50 0.55   25.0%  9.1%  9.5%  9.8%  10.1%  30.0%  9.0%  9.3%  9.7%  10.0%  35.0%  8.9%  9.2%  9.6%  9.9%  40.0%  8.8%  9.1%  9.4%  9.8%  45.0%  8.7%  9.0%  9.3%  9.6%  Unit/Share Price Market Equity Total Debt and Total Debt / Partnership/Corporation 10/20/22 Value Preferred Equity Total Capitalization   Adjusted Beta 1  Unlevered Beta 2  Ciech SA  $6.27  $330.3  $433.1  56.7%  0.86  0.42  Genesis Energy, L.P.  10.14  1,243.0  4,160.9  77.0%  1.05  0.31  Türkiye Sise ve Cam Fabrikalari A.S.  1.69  5,030.9  2,052.4  29.0%  0.60  0.45  Solvay SA  87.47  9,023.2  4,890.3  35.1%  0.74  0.52  CAPM  Tata Chemicals Limited  14.00  3,566.9  848.8  19.2%  0.59  0.50  Mean  43.4%  0.77  0.44  Median  35.1%  0.74  0.45  Sisecam Resources LP  $22.10  $446.4  $154.3  25.7%  0.63  0.51  Risk-free Rate 3  Unlevered Beta  Debt / Total Capitalization Adjusted Levered Equity Beta  WACC  4.5%  0.45  35.1%  0.63   Supply-Side MRP Historical MRP   Market Risk Premium 4  Small Company Risk Premium 4  6.2%  2.3%  7.3%  Equity Cost of Capital 5  10.7%  11.3%  Pre-Tax Cost of Debt 6  7.7%  After-Tax Cost of Debt  5.4%  WACC 8.8% 9.2%  Weighted Average Cost of Capital Analysis  SIRE WACC Analysis – Capital Asset Pricing Model  ($ in millions, except per unit / share amounts)  Note: Capital structure includes effect of dilutive securities and GP interest; does not attribute value to the IDRs  Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0  Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6%  20-year Treasury as of October 20, 2022  Duff & Phelps for Decile 9, including companies with an equity market capitalization of $190.0 million to $451.8 million  Equity Cost of Capital calculated as: Risk-free rate of 3.8% + ( Levered Equity Beta of 0.63 × Market Risk Premium of 6.2% (Supply Side) or 7.3% (Historical) ) + Small Company Risk Premium of 2.3%  Based on ICE BofA US High Yield Index (BB)  Supply-Side MRP WACC Sensitivity  Historical MRP WACC Sensitivity  17

 Confidential – Preliminary and Subject to Change  B. Preliminary Valuation Detail – SIRE Financial Projections

 Confidential – Preliminary and Subject to Change  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  Sisecam Wyoming EBITDA  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  $46.9 1  $99.7  Less: Tax Depreciation and Amortization2  (407.1)  (21.7)  (39.8)  (53.8)  (63.2)  (67.7)  (28.6)  EBIT  ($249.0)  $125.8  $77.7  $55.6  $50.2  $32.0  $71.1  Less: Cash Taxes3  --  (7.4)  (4.6)  (4.1)  (3.7)  (11.2)  (26.3)  EBIAT  ($249.0)  $118.4  $73.1  $51.5  $46.5  $20.8  $44.8  Plus: Tax Depreciation and Amortization  407.1  21.7  39.8  53.8  63.2  67.7  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)  -  Sisecam Wyoming Unlevered Free Cash Flow  $132.8  $129.6  $94.3  $78.7  $71.9  $58.9  $44.8  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $67.7  $66.1  $48.1  $40.1  $36.7  $30.0  $22.9  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  SIRE Unlevered Free Cash Flow  $63.7  $62.1  $44.1  $36.1  $32.7  $26.0  $18.9  EBITDA Multiple / Perpetuity Growth Rate  6.75x  1.0%  Implied Terminal Value  $316.3  −  $238.1  Present Value of Terminal Value @ 9.0% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 9.0% Discount Rate  188.6  − 216.3  142.0  Implied Enterprise Value  $404.8  −  $358.2  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (73.2)  Implied Equity Value  $331.6  −  $285.0  SIRE LP Units Outstanding4  20.2  Implied SIRE LP Unit Value  $16.42  −  $14.11   For the Years Ending December 31,   Exit  Perpetuity   2023E 2024E 2025E 2026E 2027E 2028E    Multiple    Growth   Discounted Cash Flow Analysis  Preliminary Valuation Detail – SIRE Financial Projections  Terminal Exit Multiple  Perpetuity Growth Rate  WACC  Unit Price  4.25x  5.50x  6.75x  8.00x  9.25x  WACC  --%  0.5%  1.0%  1.5%  2.0%  8.0%  $13.42  $15.39  $17.32  $19.15  $20.97  8.0%  $14.75  $15.32  $15.94  $16.64  $17.45  Sensitivity  8.5%  13.05  14.97  16.87  18.71  20.49  8.5%  13.94  14.42  14.98  15.61  16.31  Analysis  9.0%  12.71  14.56  16.42  18.26  20.01  9.0%  13.20  13.63  14.11  14.65  15.26  9.5%  12.37  14.18  15.98  17.78  19.55  9.5%  12.54  12.92  13.33  13.80  14.33  10.0%  12.04  13.81  15.56  17.31  19.05  10.0%  11.95  12.27  12.64  13.04  13.50  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Peer Group Trading Analysis  Source: Public filings and FactSet  Note: No peer group company is directly comparable to SIRE  1. As of October 20, 2022  ($ in millions, except per share/unit amounts)  Equity Enterprise EV / EBITDA Net Debt / Soda A   Value Value 2022E 2023E 2024E 2022E EBITDA %  Price % of 52-Week   Partnership / Corporation 10/20/22 High 1  Chemical Companies with Soda Ash Operations  Ciech SA  $6.27  55.5%  $330  $632  3.9x  3.9x  3.8x  Genesis Energy, L.P.  10.14  75.2%  1,243  5,694  8.4  7.7  Türkiye Sise ve Cam Fabrikalari A.S.  1.69  98.6%  5,031  6,925  6.1  Solvay SA  87.47  68.3%  9,023  12,508  Tata Chemicals Limited  14.00  92.8%  3,567  4,4  Mean  Median  Other MLPs  Alliance Resource Partners, L.P.  $22.6  Natural Resource Partners L.P.  Mean  Median  Sise  2  2.  Based on SIRE Financial Projections  19

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Peer Group Trading Analysis (cont'd)

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$76.1	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$418.5**	–	**$608.8**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied SIRE Equity Value	$345.3	–	$535.5
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$17.09**	–	**$26.51**

2023E EBITDA Attributable to SIRE		$76.6	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$383.0**	–	**$574.5**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied SIRE Equity Value	$309.8	–	$501.3
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$15.34**	–	**$24.82**

2024E EBITDA Attributable to SIRE		$71.2	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$320.4**	–	**$498.4**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied SIRE Equity Value	$247.2	–	$425.2
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$12.24**	–	**$21.05**

Source: SIRE Financial Projections
1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

EVERCORE 20 ŞİŞECAM

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

Precedent M&A Transactions Analysis

($ in millions, except per unit amounts)

Precedent Green River Basin Soda Ash Transactions[1]

Date Announced	Acquiror / Target (Seller)	Transaction Value	Transaction Value / EBITDA
05/2022	Solvay SA / Remaining 20% interest in Solvay Soda Ash Joint Venture (AGC)	$120.0	5.3x
12/2021	Sisecam Chemicals USA Inc. / 60% stake in Ciner Resources Corporation (Ciner Enterprises)	300.0	7.2[2] / 9.7[3]
12/2019	Valley Holdings Inc. (Tata Chemials) / Remaining 25% in Tata Chemicals (Soda Ash) Partners Holdings (The Andover Group, Inc.)	195.0	7.7
08/2017	Genesis Energy, L.P. / 100% of Tronox's Alkali Business, including trona mining, production and marketing assets (Tronox Limited)	1,325.0	8.0
07/2015	Park Holding A.S. (Ciner Group) / 73% LP interest, 2% GP interest and related IDRs in OCI Resources LP (OCI Company Ltd.)	429.0	9.5
02/2015	Tronox US Holdings Inc. / FMC's Alkali Chemicals business (FMC Corporation)	1,640.0	9.0
10/2014	FMC Corporation / Remaining 6.25% minority interest in FMC Wyoming Corp. (Sumitomo)	95.7	8.4
03/2013	FMC Corporation / Additional 6.25% minority interest in FMC Wyoming Corp. (Nippon Sheet Glass)	80.0	NA
01/2013	Natural Resource Partners LP / 48.51% stake in OCI Wyoming L.P., 20% interest in OCI Wyoming Co. (Anadarko)	310.0	9.0
01/2008	Tata Chemicals Ltd. / General Chemical Industrial Products Inc.	1,005.0	NA
	Min		**5.3x**
	Mean		**8.0**
	Median		**8.2**
	Max		**9.5**

Precedent M&A Transaction Analysis – SIRE Financial Projections

SIRE Share of 2023E EBITDA (Post - SIRE G&A)		$76.6	
Relevant EBITDA Multiple	6.0x	–	8.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$459.6**	–	**$651.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(73.2)	
Implied Equity Value	**$386.4**	–	**$577.9**
SIRE LP Units Outstanding[4]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$19.13**	–	**$28.61**

Source: Public filings, Wall Street research, SIRE Financial Projections
1. No transaction is directly comparable to the Proposed Transaction
2. Implied multiple assuming a 15% premium for change of control for Sisecam Wyoming, grossed up value of Sisecam Wyoming and EBITDA of $152.0 million
3. Implied multiple assuming no value allocated to change of control for Sisecam Wyoming, grossed up value of Sisecam Wyoming and EBITDA of $152.0 million
4. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

EVERCORE 21 ŞIŞECAM

 Confidential – Preliminary and Subject to Change  Preliminary Valuation Detail – SIRE Financial Projections  Discounted Distributions Analysis  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $1.41  –  $1.41  Terminal Yield2  12.0%  8.0%  Terminal Value  $11.75  $17.63  Equity Cost of Capital Based on CAPM  Present Value @ 9.0% Cost of Equity  $16.02  –  $19.52  Present Value @ 10.0% Cost of Equity  15.45  –  18.76  Present Value @ 11.0% Cost of Equity  14.91  –  18.05  Present Value @ 12.0% Cost of Equity  14.39  –  17.37  Present Value @ 13.0% Cost of Equity  13.91  –  16.73  Implied SIRE Unit Value – Based on CAPM  $14.39  –  $18.76  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  ($ per unit)  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.5% and mean of 10.0%. Current yield is 9.0% as of October 20, 2022  22  Source: FactSet, SIRE Financial Projections  1. Values LP units based on LP unit distributions and does not consider GP distributions

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

For Reference Only

Premiums Paid Analysis

Date Announced	Acquiror / Target	Consideration	Premium[1] 1-Day Prior Spot	Premium[1] 30-Day VWAP
07/28/22	PBF Energy Inc. / PBF Logistics LP[2]	Cash/Stock-for-Unit	32.8%	12.5%
07/25/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	24.7%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	25.2%	24.1%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	39.4%
05/16/22	Diamondback Energy / Rattler Midstream LP	Stock-for-Unit	17.3%	8.7%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	40.9%	40.7%
12/20/21	BP p.l.c / BP Midstream Partners LP	Stock-for-Unit	10.8%	3.0%
10/27/21	Phillips 66 / Phillips 66 Partners LP	Stock-for-Unit	4.8%	10.6%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	7.6%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.6%
03/05/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	23.5%
12/15/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	10.0%
07/27/20	CNX Resources Corporation / CNX Midstream Partners	Stock-for-Unit	28.1%	16.1%
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	Stock-for-Unit	(1.5%)	(11.2%)
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	22.7%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	9.8%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	22.9%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)	Unit-for-Unit	1.8%	0.5%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.2%	32.0%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	31.2%
All Transactions	**Min**		**(1.5%)**	**(11.2%)**
	Median		**23.0%**	**22.2%**
	Mean		**22.2%**	**18.4%**
	Max		**56.4%**	**40.7%**
Cash-for-Unit	**Min**		**8.3%**	**7.6%**
	Median		**29.6%**	**24.4%**
	Mean		**31.4%**	**25.9%**
	Max		**56.4%**	**40.7%**

Source: Bloomberg, FactSet, Public filings

Note: No transaction is directly comparable to the Proposed Transaction

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement
2. Based on the closing unit price of $13.35 on June 23, 2022, the last unaffected closing price before public disclosure of the board of directors of PBF Energy Inc.'s adoption of resolutions authorizing certain officers of PBF Energy Inc. to communicate, discuss and negotiate the terms of a potential business transaction with the conflicts committee of the board of directors of PBF Logistics LP's general partner

EVERCORE

23

ŞİŞECAM

Confidential – Preliminary and Subject to Change

Preliminary Valuation Detail – SIRE Financial Projections

For Reference Only

Premiums Paid Analysis (cont'd)

($ per unit)

Summary Results – Cash-for-Unit Transactions

1-Day Prior Spot Unit Price as of July 5, 2022	$17.95
Median 1-Day Prior Spot Price Premium	29.6%
Implied Purchase Pirce based on a Median 1-Day Prior Spot Price Premium	**$23.27**
30-Day VWAP as of July 5, 2022	$17.87
Median 30-Day VWAP Premium	24.4%
Implied Purchase Pirce based on a Median 30-Day VWAP Premium	**$22.23**

Source: FactSet

EVERCORE

24

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  C. Financial Projections and Preliminary Valuation Detail – Sensitivity Case

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  SIRE Financial Projections, SIRE management  25  Sisecam Wyoming EBITDA – Sensitivity Case  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.19  1.11  1.11  1.19  1.19  Export Sales Volumes (mt)  1.35  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (1.3%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $312.9  $355.4  $369.5  $345.9  $348.6  $355.1  $363.7  Export Gross Revenue  390.4  479.9  456.3  417.7  410.6  442.8  435.3  Gross Revenue  $703.3  $835.3  $825.8  $763.6  $759.2  $797.9  $799.0  Domestic Freight  ($117.0)  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (171.8)  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($288.7)  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $196.0  $222.7  $240.7  $221.7  $220.7  $214.4  $218.8  Export Net Revenue  218.6  290.6  273.9  243.1  232.0  247.8  236.0  Net Revenue  $414.6  $513.3  $514.6  $464.8  $452.7  $462.2  $454.7  Average Net Realized Price  $164.60  $204.00  $217.02  $209.33  $203.89  $194.90  $191.75  Energy Costs  (63.0)  (84.3)  (76.8)  (74.4)  (72.4)  (73.9)  (72.8)  Personnel Costs  (78.1)  (98.3)  (107.7)  (106.9)  (104.1)  (106.3)  (104.6)  Royalties  (19.2)  (23.8)  (22.6)  (20.5)  (19.9)  (20.3)  (20.0)  Severance & Ad Valorem Taxes  (16.8)  (13.3)  (13.9)  (14.1)  (13.7)  (14.0)  (13.7)  Other  (68.0)  (92.0)  (91.2)  (76.6)  (74.6)  (76.2)  (74.9)  Cost of Goods Sold  ($244.9)  ($311.7)  ($312.2)  ($292.4)  ($284.8)  ($290.7)  ($286.0)  Gross Profit  $169.6  $201.6  $202.4  $172.4  $168.0  $171.5  $168.7  Gross Margin (% of Net Revenue)  40.9%  39.3%  39.3%  37.1%  37.1%  37.1%  37.1%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $146.4  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  EBITDA Margin (% of Net Revenue)  35.3%  34.6%  35.4%  32.6%  32.4%  32.4%  32.2%  For the Years Ending December 31,  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Sisecam Wyoming EBITDA $146.4  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  Less: Cash Interest Expense (4.1)  (2.9)  (2.1)  (1.4)  (1.0)  (0.8)  (0.7)  Less: Maintenance Capital Expenditures (25.0)  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  Distributable Cash Flow $117.2  $149.3  $153.8  $123.4  $118.3  $120.8  $117.1  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  $60.9  $62.7  $57.2  $54.8  $56.0  $54.3  Distributions to NRP (49.0%)  41.6  58.5  60.3  55.0  52.7  53.8  52.2  Distributed Cash Flow  $84.9  $119.5  $123.0  $112.2  $107.5  $109.9  $106.5  Distributable Cash Flow Surplus / (Shortfall)  $32.3  $29.9  $30.8  $11.2  $10.8  $11.0  $10.6  Sisecam Wyoming Coverage Ratio  1.38x  1.25x  1.25x  1.10x  1.10x  1.10x  1.10x  Sisecam Wyoming Cash Flow Summary – Sensitivity Case  For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E  2027E  2028E  Sisecam Wyoming Distributable Cash Flow  SIRE Financial Projections, SIRE management  26  ($ in millions)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Sisecam Wyoming Sources and Uses – Sensitivity Case  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  20  Sources  Distributable Cash Flow Surplus / (Shortfall) $32.3  $29.9  $30.8  $11.2  $10.8  Increase / (Decrease) in Net Working Capital (27.5)  0.4  15.7  8.2  0.  Cash from Revolver / (Cash to Revolver) 1.5  --  --  --  Total Sources $6.3  $30.2  $46.5  $19.4  Uses  Growth Capital Expenditures  $0.1  $--  Mandatory Debt Paydown  Discretionary Debt Paydown Cash to (from) Balance Sheet Other  8.6  -- (5.2)  8.8  Total Uses  Capital Structure  Total Debt Less: Cash  Net Debt  N  ($ in millions)  SIRE Financial Projections, SIRE management  27

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case

SIRE Cash Flow Summary – Sensitivity Case

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$146.4	$177.8	$182.0	$151.5	$146.6	$149.6	$146.4
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$143.5**	**$173.8**	**$178.0**	**$147.5**	**$142.6**	**$145.6**	**$142.4**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$74.6	$90.7	$92.8	$77.3	$74.8	$76.3	$74.6
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$71.7**	**$86.7**	**$88.8**	**$73.3**	**$70.8**	**$72.3**	**$70.6**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$60.9	$62.7	$57.2	$54.8	$56.0	$54.3
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$56.9**	**$58.7**	**$53.2**	**$50.8**	**$52.0**	**$50.3**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$39.6	$40.6	$37.6	$36.2	$36.9	$35.9
Public	10.5	14.3	14.6	13.5	13.1	13.3	12.9
General Partner	0.8	3.0	3.5	2.1	1.6	1.8	1.5
Distributed Cash Flow	**$40.4**	**$56.9**	**$58.7**	**$53.2**	**$50.8**	**$52.0**	**$50.3**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.72**	**$2.79**	**$2.58**	**$2.49**	**$2.54**	**$2.47**
Distribution per LP Unit	**2.00**	**2.72**	**2.79**	**2.58**	**2.49**	**2.54**	**2.47**
Distributable Cash Flow Surplus / (Shortfall)	**$–**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

SIRE Financial Projections, SIRE management

EVERCORE

28

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  4.25x  5.50x  6.75x  8.00x  9.25x  --%  0.5%  1.0%  1.5%  2.0%  8.00%  $20.42  $23.36  $26.11  $28.87  $31.62  8.00%  $24.44  $25.39  $26.47  $27.72  $29.19  8.50%  19.86  22.72  25.53  28.21  30.89  8.50%  23.08  23.96  24.90  25.96  27.18  9.00%  19.33  22.11  24.89  27.58  30.19  9.00%  21.82  22.58  23.43  24.40  25.46  9.50%  18.82  21.54  24.24  26.94  29.50  9.50%  20.69  21.35  22.09  22.92  23.87  10.00%  18.33  20.98  23.61  26.23  28.83  10.00%  19.67  20.25  20.90  21.62  22.43  Sisecam Wyoming EBITDA  $177.8  $182.0  $151.5  $146.6  $149.6  $146.4  $70.61 $146.4  Less: Tax Depreciation and Amortization2  (588.3)  (21.7)  (39.8)  (53.8)  (63.2)  (67.7)   (28.6)   EBIT  ($410.5)  $160.3  $111.8  $92.8  $86.4  $78.7  $117.8  Less: Cash Taxes3  --  (9.5)  (6.6)  (6.9)  (6.4)  (10.8)   (43.6)   EBIAT  ($410.5)  $150.8  $105.2  $86.0  $80.0  $67.8  $74.2  Plus: Tax Depreciation and Amortization  588.3  21.7  39.8  53.8  63.2  67.7  28.6  Less: Capital Expenditures  (25.6)  (26.1)  (26.7)  (27.3)  (27.9)  (28.6)  (28.6)  Less: Changes in NWC  0.4  15.7  8.2  0.8  (9.8)  (1.0)   -   Sisecam Wyoming Unlevered Free Cash Flow  $152.6  $162.1  $126.4  $113.2  $105.4  $106.0  $74.2  SIRE Interest in Sisecam Wyoming  51.0%  51.0%  51.0%  51.0%  51.0%  51.0%   51.0%   SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow  $77.8  $82.7  $64.5  $57.7  $53.8  $54.0  $37.8  Less: SIRE G&A  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)  (4.0)   (4.0)   SIRE Unlevered Free Cash Flow  $73.8  $78.7  $60.5  $53.7  $49.8  $50.0  $33.8  EBITDA Multiple / Perpetuity Growth Rate  6.75x 1.0%  Implied Terminal Value  $476.8 − $427.3  Present Value of Terminal Value @ 9.00% Discount Rate  Plus: Present Value of Unlevered Free Cash Flow @ 9.00% Discount Rate  284.3 − 254.8  293.2  Implied Enterprise Value  $577.5 − $548.0  Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)  (74.7)  Implied Equity Value  $502.8 − $473.3  SIRE LP Units Outstanding4  20.2  Implied SIRE LP Unit Value  $24.89 − $23.43  Terminal Exit Multiple Perpetuity Growth Rate  WACC  WACC   For the Years Ending December 31,   Exit  Perpetuity   2023E 2024E 2025E 2026E 2027E 2028E    Multiple    Growth   Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Unit Price Sensitivity Analysis  Source: SIRE Financial Projections, SIRE management  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2025E and 37.0% thereafter  4.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  29  Discounted Cash Flow Analysis – Sensitivity Case  ($ in millions, except per unit amounts)

Confidential – Preliminary and Subject to Change

Financial Projections and Preliminary Valuation Detail – Sensitivity Case

Peer Group Trading Analysis – Sensitivity Case

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$71.7	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$394.6**	–	**$574.0**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(74.7)	
Implied SIRE Equity Value	$319.9	–	$499.3
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$15.84**	–	**$24.72**

2023E EBITDA Attributable to SIRE		$86.7	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$433.4**	–	**$650.1**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(74.7)	
Implied SIRE Equity Value	$358.7	–	$575.4
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$17.76**	–	**$28.49**

2024E EBITDA Attributable to SIRE		$88.8	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$399.7**	–	**$621.7**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(74.7)	
Implied SIRE Equity Value	$325.0	–	$547.0
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$16.09**	–	**$27.08**

Source: SIRE Financial Projections, SIRE management
1. Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution

EVERCORE 30 ŞIŞECAM

Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Precedent M&A Transactions Analysis – Sensitivity Case  Precedent M&A Transaction Analysis  Source: Public filings, Wall Street research, SIRE Financial Projections, SIRE management  1.  Includes 2.0% general partner interest, economically equivalent to 399,000 LP Units at current quarterly distribution  31  ($ in millions, except per unit amounts)

 Confidential – Preliminary and Subject to Change  Financial Projections and Preliminary Valuation Detail – Sensitivity Case  Discounted Distributions Analysis – Sensitivity Case  ($ per unit)  SIRE Distribution per LP Unit (Cash, As Paid)1  $2.72  $2.79  $2.58  $2.49  $2.54  $2.47  $2.47  –  $2.47  Terminal Yield2  12.0%  8.0%  Terminal Value  $20.55  $30.82  Equity Cost of Capital Based on CAPM  Present Value @ 9.0% Cost of Equity  $24.48  –  $30.61  Present Value @ 10.0% Cost of Equity  23.54  –  29.33  Present Value @ 11.0% Cost of Equity  22.64  –  28.13  Present Value @ 12.0% Cost of Equity  21.79  –  27.00  Present Value @ 13.0% Cost of Equity  20.99  –  25.93  Implied SIRE Unit Value – Based on CAPM  $21.79  –  $29.33  For the Years Ending   December 31,    2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  Source: FactSet, SIRE Financial Projections, SIRE management  1. Values LP units based on LP unit distributions and does not consider GP distributions  2.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 9.5% and mean of 10.0%. Current yield is 9.0% as of October 20, 2022  32

 Confidential – Preliminary and Subject to Change  D. Supplemental Soda Ash Pricing Data

 Confidential – Preliminary and Subject to Change  Supplemental Soda Ash Pricing Data  Source: SIRE management forecasts, IHS Markit  33  Domestic Soda Ash Prices  ($ per metric ton)  Evercore note: Page provided by SIRE management to support management’s view on projected soda ash prices

 Confidential – Preliminary and Subject to Change  Supplemental Soda Ash Pricing Data  Export Soda Ash Prices  ($ per metric ton)  Evercore note: Page provided by SIRE management to support management’s view on projected soda ash prices  Source: SIRE management forecasts, IHS Markit  34